UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2009
TECUMSEH PRODUCTS COMPANY

(Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1136 Oak Valley Drive
Ann Arbor, Michigan	48108

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500
(not applicable)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On August 6, 2009, we distributed a press release, announcing that, among other things, RiskMetrics Group, the leading proxy and corporate governance advisory firm, has recommended shareholders use the Company’s WHITE proxy card to vote FOR all seven of the Company’s director nominees and FOR the Company’s recapitalization proposal at the Company’s 2009 Annual Meeting of Shareholders on August 14, 2009. In addition, on or after August 6, 2009, we will mail a letter to certain shareholders of the Company who, as non-profit organizations, have relationships with the Herrick Foundation as recipients of the Foundation’s grants. The press release and letter are being filed herewith as Exhibits 99.1 and 99.2 respectively to this Form 8-K in compliance with Rule 425 of the Securities Act of 1933, as amended, and are hereby incorporated into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.
     The following exhibits are filed with this report:

Exhibit No.	Description

99.1	Press Release

99.2	Letter to Certain Shareholders
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY
Date: August 6, 2009	By /s/ James S. Nicholson
James S. Nicholson
Vice President, Treasurer and Chief Financial Officer

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